UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 24, 2020
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2020, CarMax, Inc. (the “Company”) announced an associate furlough in response to the coronavirus pandemic. At the same time, the Company announced that President and Chief Executive Officer Bill Nash would forgo 50% of his base salary, the Company’s Executive Vice Presidents and Senior Vice Presidents would also take a reduction in pay, and the Company’s Board of Directors (the “Board”) would forgo their cash retainer.

As of the end of July, CarMax will no longer have any associates on furlough. On July 24, 2020, the Board approved the return of Mr. Nash’s base salary to its previous level, effective July 31, 2020. The Board also approved the resumption of the Board member cash retainer, effective August 1, 2020. In addition, the base salaries of the Company’s Executive Vice Presidents, Senior Vice Presidents and Vice Presidents have all returned to their pre-reduction levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: July 29, 2020	By: /s/ Eric M. Margolin
Eric M. Margolin
Executive Vice President,
General Counsel and Corporate Secretary